Exhibit 99.1

FOR DISTRIBUTION ON	For more information, contact:
TUESDAY, AUGUST 6 AT 8:00 A.M.	Robert Jordheim
Chief Financial Officer
rjordheim@rtix.com

Wendy Crites Wacker, APR
Executive Director, Global Corporate and Marketing Communications
wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL ANNOUNCES 2013 SECOND QUARTER RESULTS

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (August 6, 2013) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a leading global surgical implant company, reported operating results for the second quarter of 2013 as follows:

Quarterly Highlights:

•	Achieved quarterly revenues of $42.3 million.

•	Achieved quarterly revenues of $11.2 million in the spine business, a 15 percent increase over the second quarter of 2012.

•	Announced acquisition of Pioneer Surgical Technology Inc. (Pioneer), a leading medical technology company.

•	Launched Fortiva™ porcine dermis implant for hernia repair; announced first human implantation.

•	Achieved sterilization milestone – more than 5 million biologic implants sterilized with zero incidence of implant associated infection.

•	Settled substantially all of the remaining Biomedical Tissue Services Ltd. (BTS) lawsuits, which brings to conclusion any material risk related to these proceedings.

Worldwide revenues of $42.3 million for the second quarter of 2013 decreased 6 percent compared to the second quarter of 2012. Domestic revenues of $37.4 million for the second quarter of 2013 decreased 5 percent compared to the second quarter of 2012, primarily due to weakness in the sports medicine, surgical specialties and bone grafts substitutes and general orthopedic businesses, offset by strength in the spine business. International revenues of $4.9 million for the second quarter of 2013 decreased 18 percent as compared to the second quarter of 2012. On a constant currency basis, international revenues for the second quarter of 2013 decreased 20 percent as compared to the second quarter of 2012.

For the second quarter of 2013, the company reported net loss of $3.0 million and net loss per fully diluted share of $0.05, based on 56.3 million fully diluted shares outstanding, compared to net income of $1.3 million or $0.02 per fully diluted share for the second quarter of 2012, based on 56 million fully diluted shares outstanding.

In 2005, the company was named as a party, along with a number of other recovery and processor defendants in lawsuits relating to the tissue recovery practices of BTS, an unaffiliated recovery agency. During the second quarter of 2012, the company accrued a pre-tax litigation settlement charge of $2.35 million, or $0.03 per fully diluted share to settle certain cases related to these proceedings. During the second quarter of 2013, the company accrued a pre-tax litigation settlement charge of $3 million, or $0.03 cents per fully diluted share to settle substantially all of the remaining lawsuits relating to these proceedings. This brings to conclusion any material risk related to BTS.

Also during the second quarter of 2013, the company accrued a pre-tax expense of $1.5 million for certain fees related to the acquisition of Pioneer.

Excluding the litigation settlement charge of $3 million and the expense related to the acquisition of Pioneer of $1.5 million, the company reported net income of $0.00 per fully diluted share.

“While second quarter revenues were in line with our expectations, net income fell short,” said Brian K. Hutchison, president and chief executive officer of RTI. “The shortfall in net income for the period was due to the $3 million BTS litigation settlement charge, the $1.5 million expense related to the acquisition of Pioneer, as well as lower gross margins primarily related to the mix of implants distributed and the continued investment in the business to launch our new surgical specialties distribution force.”

Fiscal 2013 and Third Quarter Outlook

Based on the acquisition of Pioneer and results from the first six months the company is revising its full year revenue guidance for 2013. The company now expects full year revenue guidance for 2013 to be between $211 million to $215 million, as compared to prior guidance of $179 million to $182 million.

Full year net loss after preferred dividends per fully diluted share applicable to common shareholders is expected to be in the range of $0.13 to $0.11, based on 56.7 million fully diluted shares outstanding, as compared to prior guidance of full year net income per fully diluted share applicable to common shareholders of $0.17 to $0.19. Excluding certain acquisition related expenses, certain purchase accounting adjustments, and the BTS litigation settlement charge taken in the second quarter, full year net income after preferred dividends per fully diluted share applicable to common shareholders is expected to be in the range of $0.05 to $0.07. Throughout the remainder 2013, the company will continue to integrate the Pioneer business, make investments in distribution, marketing and development activities to support the launch of new products and to expand its presence in general orthopedics.

For the third quarter of 2013, the company expects revenues to be between $59 million and $61 million and net loss after preferred dividends per fully diluted share applicable to common shareholders to be approximately $0.10, based on 56.8 million fully diluted shares outstanding. Excluding certain acquisition related expenses and certain purchase accounting adjustments, third quarter net income after preferred dividends is expected to be approximately $0.00 per fully diluted share applicable to common shareholders.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the second quarter results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to advancing science, safety and innovation, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in more than 47 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of Advamed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Tissue distribution	$40,809	$43,711	$77,897	$85,832
Other revenues	1,500	1,486	4,834	3,108

Total revenues	42,309	45,197	82,731	88,940
Costs of processing and distribution	23,073	23,526	44,299	47,163

Gross profit	19,236	21,671	38,432	41,777

Expenses:
Marketing, general and administrative	15,695	14,294	30,718	28,668
Research and development	3,341	3,343	6,452	6,170
Asset abandonments	—	2	—	18
Litigation settlement	3,000	2,350	3,000	2,350
Acquisition expenses	1,495	—	1,495	—

Total operating expenses	23,531	19,989	41,665	37,206

Operating (loss) income	(4,295)	1,682	(3,233)	4,571

Total other income - net	3	51	3	106

(Loss) income before income tax benefit (provision)	(4,292)	1,733	(3,230)	4,677
Income tax benefit (provision)	1,293	(412)	1,693	(1,354)

Net (loss) income	$(2,999)	$1,321	$(1,537)	$3,323

Net (loss) income per common share - basic	$(0.05)	$0.02	$(0.03)	$0.06

Net (loss) income per common share - diluted	$(0.05)	$0.02	$(0.03)	$0.06

Weighted average shares outstanding - basic	56,272,327	55,857,858	56,146,608	55,785,171

Weighted average shares outstanding - diluted	56,272,327	56,027,272	56,146,608	55,973,094

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income and Net (Loss) Income Per Diluted Share to

Adjusted Net (Loss) Income and Adjusted Net (Loss) Income Per Diluted Share

(In thousands except per share data)

(Unaudited)

	Three Months Ended
	June 30, 2013		June 30, 2012
	Net (Loss) Income	Amount per Diluted Share	Net (Loss) Income	Amount per Diluted Share

As reported	$(2,999)	$(0.05)	$1,321	$0.02
Litigation settlement charge, net of tax effect (1)	1,822	0.03	1,444	0.03
Acquisition expenses net of tax effect (2)	908	0.02	—	—

Adjusted	$(269)	$(0.00)	$2,765	$0.05

	Six Months Ended
	June 30, 2013		June 30, 2012
	Net (Loss) Income	Amount per Diluted Share	Net (Loss) Income	Amount per Diluted Share

As reported	$(1,537)	$(0.03)	$3,323	$0.06
Litigation settlement charge, net of tax effect (1)	1,822	0.03	1,444	0.03
Acquisition expenses net of tax effect (2)	908	0.02	—	—

Adjusted	$1,193	$0.02	$4,767	$0.09

(1) Litigation settlement charge, net of tax effect, as follows:

Litigation settlement charge	$3,000		$2,350
Tax effect on litigation settlement charge	(1,178)		(906)

Litigation settlement charge, net of tax effect	$1,822		$1,444

(2) Acquisition expenses, net of tax effect, as follows:

Acquisition expenses	$1,495
Tax effect on acquisition expenses	(587)

Acquisition expenses, net of tax effect	$908

Use of Non-GAAP Financial Measures

To supplement RTI Surgical’s condensed consolidated financial statements presented on a GAAP basis, the company discloses certain non-GAAP financial measures that exclude certain amounts, including non-GAAP net (loss) income and non-GAAP net (loss) income per fully diluted share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliation above.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and six month period ended June 30, 2013 as well as the reasons for excluding the individual item:

2013 Litigation settlement – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Acquisition expenses – This adjustment represents a charge and relates to certain fees associated with the acquisition of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2012 Litigation settlement – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the prior year periods to supplement a comparison to the Company’s current operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per fully diluted share should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting non-GAAP net income and non-GAAP net income per fully diluted share in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the litigation settlement charge. The Company further believes that providing this information better enables RTI Surgical’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues from tissue distribution:
Sports medicine	$11,657	$13,337	$22,168	$26,762
Spine	11,221	9,785	21,320	18,345
Surgical specialties	6,875	8,459	13,829	16,256
Bone graft substitutes and general orthopedic	6,050	7,016	11,401	14,031
Dental	5,006	5,114	9,179	10,438
Other revenues	1,500	1,486	4,834	3,108

Total revenues	$42,309	$45,197	$82,731	$88,940

Domestic revenues	37,413	39,191	73,527	77,064
International revenues	4,896	6,006	9,204	11,876

Total revenues	$42,309	$45,197	$82,731	$88,940

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$39,393	$49,696
Accounts receivable - net	21,938	21,694
Inventories - net	79,357	76,509
Prepaid and other current assets	20,064	18,673

Total current assets	160,752	166,572

Property, plant and equipment - net	51,350	49,644
Other assets - net	24,926	25,193

Total assets	$237,028	$241,409

Liabilities and Stockholders’ Equity
Accounts payable	$13,532	$11,949
Accrued expenses and other current liabilities	20,908	25,397
Current portion of long-term obligations	27	116

Total current liabilities	34,467	37,462

Deferred revenue	17,854	18,780
Long-term liabilities	1,330	1,175

Total liabilities	53,651	57,417
Stockholders’ equity:
Common stock and additional paid-in capital	415,741	414,504
Accumulated other comprehensive loss	(2,091)	(1,776)
Accumulated deficit	(230,273)	(228,736)

Total stockholders’ equity	183,377	183,992

Total liabilities and stockholders’ equity	$237,028	$241,409

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net (loss) income	$(2,999)	$1,321	$(1,537)	$3,323
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,095	1,970	4,123	3,879
Stock-based compensation	584	525	1,069	1,050
Amortization of deferred revenue	(1,132)	(1,164)	(4,047)	(2,328)
Other items to reconcile to net cash provided by (used in) operating activities	4,731	2,163	(4,392)	3,256

Net cash provided by (used in) operating activities	3,279	4,815	(4,784)	9,180

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,164)	(1,806)	(4,872)	(4,609)
Acquired intangible asset costs	(136)	(311)	(234)	(376)

Net cash used in investing activities	(2,300)	(2,117)	(5,106)	(4,985)

Cash flows from financing activities:
Proceeds from exercise of common stock options	128	114	213	214
Payments on long-term obligations	(11)	(95)	(93)	(294)
Other financing activities	(496)	—	(519)	(20)

Net cash (used in) provided by financing activities	(379)	19	(399)	(100)

Effect of exchange rate changes on cash and cash equivalents	(9)	(74)	(14)	(42)

Net increase (decrease) in cash and cash equivalents	591	2,643	(10,303)	4,053
Cash and cash equivalents, beginning of period	38,802	47,588	49,696	46,178

Cash and cash equivalents, end of period	$39,393	$50,231	$39,393	$50,231